UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                         September 19, 2014

FITT HIGHWAY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-33519 (Commission File Number)	98-0360989 (I.R.S. Employer Identification No.)

26381 Crown Valley Parkway, Suite 230 Mission Viejo, CA 92691 (Address of principal executive offices) (zip code)

(949) 582-5933

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into Material Definitive Agreement

Sky Rover Stock Purchase Agreement

On September 19, 2014, FITT Highway Products, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Sky Rover Holdings, Ltd., a corporation formed under the laws of the Republic of Seychelles (“Sky Rover”). At the Agreement’s closing, which is subject to the satisfaction of various conditions by both parties, the Company must sell and Sky Rover will acquire 30,600,000 shares (the “Shares”) of the Company’s common stock which must be equal to approximately 80% of the outstanding shares. In consideration of the Shares, Sky Rover will pay to the Company a total $400,000 as follows: (i) $120,000 within ten business days of the Agreement’s execution; (ii) $130,000 on or prior to October 15, 2014; and (iii) $150,000 at the closing.

In order to close the transaction contemplated by the Agreement, the Company must, among other things, (i) mitigate its debt such that only specifically agreed upon items remain, (ii) extend the maturity dates of certain promissory notes bearing interest at 8% to 10% from August 1, 2014 to August 1, 2015, (iii) deliver the Shares to Sky Rover, and (iv) have a total of approximately 38,000,000 shares of common stock issued and outstanding. The Shares will not be sold through an original issuance by the Company, but rather will be transferred from existing stockholders to ensure that only approximately 38,000,000 shares remain outstanding at the closing. In the event that the transaction has not closed by December 31, 2014 due to the Company’s inability to deliver the Shares, the Company shall refund to Sky Rover $125,00 in cash and convert the remaining $125,000 into stock at $0.20 per share. In the event a closing has not occurred by December 31, 2014 due to a reason attributable to Sky Rover, the parties will not be obligated to complete the closing and the Company shall retain $250,000 of the purchase price.

The transaction contemplated by the Agreement would effectuate a change in control of the Company should it ultimately close. Sky Rover would own approximately 80% of the Company’s issued and outstanding common stock. The Company’s current officer and directors would also be required to resign at closing. Sky Rover will designate new directors to serve on the Company’s board. Furthermore, after the Company receives $120,000 from Sky Rover and upon Sky Rover’s request, a new subsidiary of the Company may be established in order to pursue business activities in the digital currency or bitcoin sector.

The main business of the subsidiary, and subsequently the public company, will be the marketing and sales of digital currency provided by a China affiliate for its digital currency using new management’s vast international business contacts. The new line of business will include marketing the digital currency through gifting vending machines, 3D display devices, special online promotions, which will also include online and direct advertising.

Initially, the China affiliate will provide 4 million pieces of its digital currency to the subsidiary. The subsidiary intends to release 1 million pieces of digital currency each quarter with all the currency to be fully released within 1 year. The subsidiary plans to establish a third party trading platform in the United States within 3 months to facilitate customer self-trading for which the company will charge 1% commission per transaction.

The subsidiary will also negotiate with third party vendors for special discounts using the digital currency which will include the development of a website linked to large existing platforms. The subsidiary intends to use its international contacts, developed applications and web interfaces to enhance consumer awareness while providing a digital currency that will benefit from its contacts and unique approach to the rapidly expanding digital currency market.

The subsidiary’s management is comprised of business and tech savvy professionals. Lei Pei, the subsidiary’s CEO, has a Bachelor’s degree in International Economic Law from Nankai University, China and a Master’s degree in International Business Law from the University of Manchester, UK. Mr. Pei has been a consultant of Chinese law to global top 10 law firms. In addition to being a senior national financial planner, he is also the founder of Lawyer Factory in Beijing, China. Mr. Pei serves as the Vice Secretary General of the Chinese Enterprises’ Legitimate Rights and Interests Protection Professional Committee and the Executive Director of the China Investment Association Internet Center in the National Development and Reform Commission. Bradley Chun, the subsidiary’s CTO, holds a Bachelor of Science degree in Computer Science, Finance and Strategic Operations Management from Boston College and a Master of Science degree in Finance from Pace University. Mr. Chun is the CEO, co-founder and partner of several technology development and technology consulting companies. Shunli Warner, the company’s Vice President, serves as a liaison between Chinese investors and U.S. businesses.

The foregoing description of the Agreement is qualified by reference to the complete terms of the Agreement, the form of which is included herewith as Exhibit 10.1 and incorporated herein by reference.

2

Greenome Financing Agreement

On September 19, 2014, the Company and Greenome Development Group, Inc. (“Greenome”) entered into a Financing Agreement. The Financing Agreement describes a transaction by which the Company will raise up to three million ($3,000,000) dollars through a private offering of debt securities. The Company will use the proceeds of this offering, whatever they may be, to complete a loan to a Greenome subsidiary planning to carry out Greenome’s business plan focused on the planting and harvesting of trees in China under a government program aimed at improving air quality. The loan will be evidenced by a promissory note, under which all principal and interest shall be due and payable within twelve months of its effective date. The promissory note shall bear interest at a rate of ten (10%) percent per annum. Repayment of the promissory note will be secured by the assets of Greenome’s subsidiary, which is a wholly-owned and organized under the laws of a foreign jurisdiction. The first $150,000 conveyed from the Company to the Greenome subsidiary under the Financing Agreement shall be deemed complete repayment of the advances made by Greenome to the Company under that certain Share Exchange Agreement dated May 6, 2014 between the parties. The Greenome subsidiary will not be required to repay this $150,000 and therefore the principal amount of the promissory note will be reduced accordingly. In addition to setting forth financing terms, the Financing Agreement terminated the Share Exchange Agreement between the Company and Greenome. The termination of the Share Exchange Agreement is described in more detail in Item 2.01.

The foregoing description of the Financing Agreement is qualified by reference to the complete terms of the Agreement, the form of which is included herewith as Exhibit 10.2 and incorporated herein by reference.

1.02 Termination of a Material Definitive Agreement

On September 19, 2014, the Company and Greenome terminated the Share Exchange Agreement between the parties in order to coincide with entry into the Sky Rover Agreement and the Financing Agreement, both of which are outlined in this Current Report. The Company filed a Form 8-K disclosing its entry into the Share Exchange Agreement with Greenome on May 5, 2014. Despite termination of the Share Exchange Agreement, the Company and Greenome entered into the Financing Agreement described above.

Under the Share Exchange Agreement, the Company, at the closing, was required to sell and Greenome was to acquire 30,600,000 shares of the Company’s common stock. This amounted to approximately 80% of the Company’s outstanding shares. In exchange, Greenome’s stockholders were going to transfer to the Company 100% of Greenome’s issued and outstanding equity interests. As a result, Greenome was to become a wholly-owned subsidiary of the Company. Once the transaction was complete, Greenome, as a wholly-owned subsidiary of the Company, planned to plant and harvest trees in China’s Anhui province. Additionally, Greenome was pay to the Company a total of $400,000. Prior to the termination, Greenome paid a total of $180,000 to the Company.

In order to close the transaction contemplated by the Share Exchange Agreement, both Greenome and the Company needed to satisfy various closing conditions. The parties mutually agreed to terminate the Share Exchange Agreement because it became clear that certain closing conditions could not be met within the desired timeline. The Company did not incur any penalties for this termination, although it will repay $150,000 of the funds advanced by Greenome consistent with the terms of the Financing Agreement.

Cautionary Note Regarding Forward Looking Statements

This report contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: stockholders’ perception and understanding of the transaction contemplated by the Agreement, the Company’s ability to mitigate debt, the Company’s ability to deliver the Shares, the Company’s need to raise additional capital, conversion of convertible debt or common stock, and other information that may be detailed from time-to-time in FITT Highway Products Inc.’s, filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting FITT Highway Products, Inc. please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. FITT Highway Products Inc. undertakes no obligation to, and expressly disclaims any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

3

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated September 19, 2014, by and between FITT Highway Products, Inc. and Sky Rover Holdings, Ltd.
10.2	Financing Agreement dated September 19, 2014, by and between FITT Highway Products, Inc. and Greenome Development Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FITT Highway Products, Inc.
a Nevada corporation

Dated: September 23, 2014	/s/ Michael R. Dunn
	By:	Michael R. Dunn
	Its:	Chief Executive Officer

4